Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the EnerSys Employee Stock Purchase Plan and the EnerSys 2004 Equity Incentive Plan, of our report dated May 14, 2004 (except for Note 25, as to which the date is July 26, 2004), with respect to the consolidated financial statements and schedule of EnerSys, included in Form S-1 No. 333-115553 and Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 17, 2004